Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

I, Mark Bachleda, in consideration of the obligations of Galera Therapeutics, Inc., a Delaware corporation (the “Company”), under that certain Employment, Confidentiality, Noncompete and Invention Rights Agreement (the “Agreement”), do hereby release and forever discharge, as of the date hereof, the Company and its affiliates and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and its affiliates and the Company’s direct and indirect owners (collectively, the “Released Parties”) to the extent provided in this Separation Agreement and General Release (“General Release”) below, effective as of the Effective Date (as defined in Section 14 below).

1.
I understand that any payments or benefits paid or granted to me under Section 4.5(b) or Section 4.5(c) of the Agreement represent, in part, consideration for signing and not revoking this General Release as provided in Section 14 below and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in Section 4.5(b) or Section 4.5(c) of the Agreement unless (1) this General Release becomes effective, irrevocable, and enforceable as provided in Section 14 and (2) I comply with all of the covenants set forth in this General Release. I also acknowledge and represent that I have received all payments and benefits that I am entitled to receive (as of the date hereof) by virtue of my employment with the Company.
2.
Except as provided in Section 4 and Section 5 below and except for the provisions of the Agreement that expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date I execute this General Release) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act or “OWBPA”) (“ADEA”); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Employee Order Programs; the Fair Labor Standards Act; or their state or local counterparts; the Pennsylvania Human Relations Act; the Pennsylvania Whistleblower Law; the Pennsylvania Public Employee Relations Act; the Philadelphia Fair Practices Ordinance; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other

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expenses, including attorneys’ fees incurred in these matters) (all of the foregoing are collectively referred to herein as the “Claims”).
3.
I represent that I have made no assignment or transfer of any right, claim, demand, cause of action or other matter covered by Section 2 above.
4.
This General Release does not release claims that cannot be released as a matter of law, including, but not limited to, my right to report possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation, my right to file a charge with or participate in a charge, investigation or proceeding by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that my release of claims herein bars me from recovering monetary or other individual relief from the Company or any Released Parties in connection with any charge, investigation or proceeding, or any related complaint or lawsuit, filed by me or by anyone else on my behalf before the federal Equal Employment Opportunity Commission or a comparable state or local agency), claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law, claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA, claims to exercise rights I may have under Section 7 of the U.S. National Labor Relations Act, such as the right to engage in concerted activity, including collective action or discussion concerning wages or working conditions, claims to any benefit entitlements vested as the date of separation of my employment, pursuant to written terms of any employee benefit plan of the Company or its affiliates, my rights or remedies in connection with my ownership of vested equity securities of the Company, my right to indemnification by the Company or any of its affiliates pursuant to contract or applicable law, and my rights under applicable law.
5.
I further agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).
6.
In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the

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event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in Section 2 above as of the execution of this General Release. Notwithstanding the foregoing, although I am releasing claims under the Age Discrimination in Employment Act of 1967, as amended, I may challenge the knowing and voluntary nature of this Agreement under such law before a court, the Equal Employment Opportunity Commission, or other agency; provided, however, nothing herein shall limit the court or agency’s ability to offset any money awarded to me upon such a challenge by the amount of consideration received under this Agreement or from awarding the Company attorney fees or costs that may be authorized under applicable law.
7.
I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.
8.
I agree that I will forfeit all amounts payable by the Company pursuant to Section 4.5(b) or Section 4.5(c) of the Agreement if I challenge the validity of this General Release; provided that this forfeiture shall not apply with respect to challenges regarding the validity of any waiver or release under the ADEA. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees, and return all payments received by me pursuant to Section 4.5(b) or Section 4.5(c) of the Agreement.
9.
I agree not to criticize, denigrate or otherwise disparage the Company, its past and present investors, officers, directors or employees or its affiliates, provided, that nothing in this Section 9 shall limit my response to questions on any and all such subjects from the Company’s Chief Executive Officer, members of its board of directors, its legal counsel or my own legal counsel, or as otherwise required by law. I further agree to keep all confidential and proprietary information about the past or present business affairs of the Company and its affiliates confidential unless a prior written release from the Company is obtained. I further agree that as of the date hereof, I have returned to the Company any and all property, tangible or intangible, relating to its business, which I possessed or had control over at any time (including, but not limited to, company-provided credit cards, building or office access cards, keys, computer equipment, manuals, files, documents, records, software, customer data base and other data) and that I shall not retain any copies, compilations, extracts, excerpts, summaries or other notes of any such manuals, files, documents, records, software, customer data base or other data. In addition, the Defend Trade Secrets Act of 2016 provides the following immunity rights: (a) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made either (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (b) an individual who files a lawsuit for retaliation by an employer for reporting a suspected

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violation of law may disclose the employer’s trade secret to the attorney of the individual and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
10.
After the termination of my employment, I agree to cooperate with and be reasonably available to the Released Parties, their legal counsel and designees regarding any current or future claim, investigation (internal or otherwise), inquiry or litigation relating to any matter with which I was involved or of which I have knowledge or which occurred during my employment. Such assistance shall include, but not be limited to, meetings and other consultations, signing affidavits and documents that are factually accurate, attending depositions and providing truthful testimony (in each case, without requiring a subpoena).
11.
Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any action or inaction by the Company or by any Released Party after the date hereof.
12.
I recognize and agree that the restraints contained in Sections 5 – 9 of the Agreement (both separately and in total) are reasonable and enforceable and I agree to abide by the terms of those sections.
13.
This Agreement shall be interpreted, enforced and governed under the laws of the State of Pennsylvania. Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or its validity and enforceability in any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
14.
I acknowledge that this General Release includes a release of claims under the ADEA, as amended by the OWBPA. I acknowledge having at least forty-five (45) days to review this General Release, which includes the Information Disclosure set forth in Exhibit 1. To accept this General Release, I must sign this General Release and return my executed General Release to the Company, to the attention of Jennifer Evans Stacey at jevansstacey@galeratx.com no later than forty-five (45) days after receipt (the “Review Period”). The parties agree such Review Period shall not be extended due to any changes to this General Release, whether material or immaterial. I may revoke this General Release at any time within seven (7) days after signing this General Release (the “Revocation Period”) by sending a written revocation to the Company, to the address provided above, and such revocation must be received by the Company no later than the last day of the Revocation Period. If I fail to return my executed General Release to the Company by the last day of the Review Period or if I timely revoke this General Release, this General Release shall be null and void and of no effect, and I shall not receive payments or benefits paid or granted to me under Section 4.5(b) or Section 4.5(c) of the Agreement. If I timely return my executed General Release to the Company and the Revocation Period expires

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without my revoking this General Release as provided herein, this General Release shall become effective, irrevocable, and enforceable on the eighth (8th) day after I execute this General Release (the “Effective Date”).

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

1.
I HAVE READ IT CAREFULLY;
2.
I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE ADEA, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;
3.
I VOLUNTARILY CONSENT TO EVERYTHING IN IT;
4.
I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;
5.
I HAVE HAD AT LEAST 45 DAYS FROM THE DATE OF MY RECEIPT OF THIS GENERAL RELEASE TO CONSIDER IT, AND ANY CHANGES MADE SINCE SUCH DATE WILL NOT RESTART THE REQUIRED 45-DAY PERIOD;
6.
I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS GENERAL RELEASE TO REVOKE IT AND THAT THIS GENERAL RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;
7.
I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND
8.
I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

DATE: 8/16/2023 /s/ Mark Bachleda

MARK BACHLEDA

Enclosure: Information Disclosure

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Exhibit 1

Information Disclosure

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